UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K\A

CURRENT REPORT (AMENDED)

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Report for Event:   September 10, 2002

               AMERICAN ENTERTAINMENT AND ANIMATION CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE                                 000-29657                             33-0727323

(State or other

        (Commission File No.)                  (IRS Employer

jurisdiction of

  Identification No.)

incorporation)

3241 Yonge Street, Toronto, Ontario M4N 2L5 Canada

(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:    (416) 485-4239

Registrant's Attorney:  Warren J. Soloski, Esq., 11300 West Olympic Blvd., Suite 800,

Los Angeles, CA 90064, (310) 477-9742

8500 Leslie Street, Suite 500, Thornhill, Ontario L3T 7M8 Canada, (905) 731-9775.

(Former name or former address, if changed since last report.)

This Report Consists of  2  Pages

Item 1  Changes in Control of Registrant

In the original 8-K filed on September 9, 2002 it was reported that the Registrant is no longer controlled by Cyper Entertainment, Inc. (“Cyper”) shareholders.  Further it was wrongfully reported that Cyper had defaulted on a financial obligation  to the Registrant.  An attempt was made to seize control through the cancellation of the 20,000,000 Cyper shares through a Board Meeting called without proper notice and held in secret where an attempt was made to wrongfully remove Directors and alter the legal composition of the Board and the ownership of the Registrant.

Item 2  Acquisition or Disposition of Assets

The Cyper assets remain the property of the Registrant and the majority shareholder of the Registrant is Cyper.

Item 3  Bankruptcy or Receivership

Not Applicable.

Item 4  Changes in Registrant's Certifying Accountant

Not Applicable.

Item 5 Other Events and Regulation FD Disclosure

Duk Jin Jang remains as Director and is now Chief Executive Officer and President of the Registrant.  John Hyoki Chung remains as Director and is now Chairman of the Registrant.  Jason Chung remains a Director  of the Registrant.  Michael Chung is appointed Secretary Treasurer of the Registrant and is appointed a Board Member forthwith.  The purported election of Pierre Quilliam as Director and Chairman of the Registrant and Marc Hazout as Chief Executive Officer and President are neither legal nor  effective because of a lack of any legal notice of  meeting to Directors or Shareholders of the Registrant.  The Quilliam and Hazaut elections are null and void. The reason for this Form 8K/A is to correct the misinformation provided by the untruthful Form 8K filed on September 9, 2002 by persons without any filing authority on behalf of the Registrant and provide the correct names of the officers and directors of the Registrant to the public.

Item 6  Resignations of Registrant's Directors

Not Applicable.

Item 7  Financial Statements and Exhibits

Not Applicable.

Item 8  Changes in Fiscal Year

Not Applicable

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ENTERTAINMENT AND ANIMATION CORPORATION

(Registrant)

Dated: February 19, 2003

By:  /s/ John Hyoki

John Hyoki Chung

Director and Chairman